UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      January 9, 2007

                       MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

        On January 9, 2007, Myers Industries, Inc. ("Myers") completed the acquisition of the U.S. and Canadian business operations of ITML Horticultural Products, Inc., an Ontario corporation ("ITML"). The acquisition was consummated pursuant to the terms of (i) the Stock Purchase Agreement, dated December 27, 2006 among ITML Holdings Inc., an Ontario corporation ("Holdings") and 2117548 Ontario Inc., an Ontario corporation and wholly-owned subsidiary of Holdings, and Myers relating to the direct acquisition by Myers of all of the outstanding capital stock of Lone Star Plastics, Inc., a Nevada corporation ("Lone Star") and (ii) the Stock Purchase Agreement, dated December 27, 2006 among Myers, Holdings and 2119188 Ontario Inc., an Ontario corporation and wholly-owned subsidiary of Myers ("Acquisitionco") relating to the acquisition by Acquisitionco of all of the outstanding capital stock of ITML. Together ITML and Lone Star represent the U.S. and Canadian business operations of ITML. The ITML and Lone Star businesses will become a part of Myers' Lawn and Garden Segment. Immediately following the transactions, Acquisitionco and ITML amalgamated to form ITML Products Inc.

        The aggregate purchase price paid at closing for these transactions was approximately US $110,825,000 (US $24,470,000 for the acquisition of Lone Star and US $86,355,000 for the acquisition of ITML) including adjustments for net cash of the acquired companies on the closing date, net working capital of the acquired companies on the closing date and the assumption of approximately US $7,610,000 of indebtedness of the acquired companies on the closing date. The purchase price is subject to reduction based upon the final EBITDA of the acquired companies as reflected in the audited financial statements for the fiscal year ended October 31, 2006, and further adjusted based upon final net working capital of the acquired companies at closing. In addition, the seller may be entitled to additional purchase price to be paid in the form of an earn-out based on the growth of the EBITDA of the combined Myers Lawn and Garden Segment during 2007 and 2008. Myers utilized a combination of available cash and a draw upon its credit facility with JP Morgan Chase to consummate the transactions.

        The description of the material terms of the stock purchase agreements referenced above is qualified by reference to the complete text of each of the agreements included as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release announcing the closing of the transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

        The financial statements required by this item will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date of which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Statements

        The pro forma financial statements required by this item will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date of which this Current Report on Form 8-K is required to be filed.

(d) Exhibits - The following exhibits are furnished as part of this Current Report on Form 8-K:

2.1 Stock Purchase Agreement, dated December 27, 2006, among Myers Industries, Inc., ITML Holdings Inc. and 2119188 Ontario Inc.*

2.2 Stock Purchase Agreement, dated December 27, 2006, among Myers Industries, Inc., ITML Holdings Inc. and 2117458 Ontario Inc.*

99.1 Press Release dated January 9, 2007.
___________________
* Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing. The registrant agrees to furnish to the Securities and Exchange Commission on a supplemental basis a copy of any omitted exhibit or schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE January 16, 2007	By:	/s/ Donald A. Merril
Donald A. Merril
Vice President, Chief Financial Officer and Secretary